UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 10, 2018

THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

5.07	Submission of Matters to a Vote of Security Holders	3

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 10, 2018, The E.W. Scripps Company (the "Company") held its 2018 Annual Meeting of Shareholders (the "Annual Meeting"). Set forth below are the proposals voted upon at the Annual Meeting, and the estimated preliminary voting results reported by the Company's proxy solicitor, MacKenzie Partners, Inc. (the "Solicitor") based on the information available to the Solicitor.

The results are preliminary estimates only and are subject to change based on the certification of the voting results by the independent inspector of elections, IVS Associates, Inc. ("IVS"). The Company will file an amendment to this Current Report on Form 8-K to disclose the final voting results after receiving IVS's final certified report.

As of the close of business on March 16, 2018, the record date for the Annual Meeting, 69,729,158 shares of Class A Common stock and 11,932,722 shares of the Company's Voting Common stock, were outstanding and entitled to vote. Based on the estimated preliminary results from the Solicitor and subject to the qualifications set forth herein, at least 64,191,101 shares of Class A Common stock and 11,767,710 shares of Voting Common stock were voted in person or by proxy at the Annual Meeting, representing more than 93 percent of the shares entitled to be voted.

The estimated preliminary tabulation of the voting results (subject to the qualifications noted herein) from the Solicitor for the proposals presented at the Annual Meeting are as follows:1

Proposal 1 - Election of Directors

The Company's Board of Director Nominees

	In Favor	Authority Withheld

Directors elected by holders of Class A Common Shares:
Lauren R. Fine	40,203,172	236,666
Roger L. Ogden	31,001,305	7,428,406
Kim Williams	39,568,215	871,334
Directors elected by holders of Common Voting Shares:
Charles L. Barmonde	11,665,389	102,321
Richard A. Boehne	11,665,389	102,321
Kelly P. Conlin	11,665,389	102,321
John W. Hayden	11,665,389	102,321
Anne M. La Dow	11,665,389	102,321
R. Michael Scagliotti	11,665,389	102,321
Adam P. Symson	11,665,389	102,321

1 The estimated preliminary vote results set forth in this 8-K have been prepared by the Solicitor based on their work performed in connection with the Annual Meeting. These estimated preliminary vote results reflect our Solicitor's estimates of each of the following: (i) white proxy cards received from registered holders by the Company netted to reflect revocations received by GAMCO Asset Management, Inc. and certain of its affiliates (collectively, “GAMCO”) on blue proxy cards from registered holders; (ii) blue proxy cards from registered holders received by GAMCO netted to reflect revocations received by the Company on white proxy cards from registered holders; (iii) white proxy cards and blue proxy cards voted by Broadridge Financial Solutions (“Broadridge”) on behalf of custodian bank and broker clients; (iv) proxy cards voted by intermediaries for banks and brokers outside of the Broadridge system; (v) the net effect of legal proxies and other ballots or proxy cards voted at the Annual Meeting prior to the closing of the polls.

GAMCO's Nominees

	In Favor	Authority Withheld

Directors elected by holders of Class A Common Shares:
Colleen Birdnow Brown	15,638,368	8,113,173
Raymond H. Cole	15,286,468	8,465,073
Vincent L. Sadusky	25,749,695	11,684

Based on the estimated preliminary results, the ten directors elected at the meeting would be: Lauren R. Fine, Roger L. Ogden, Kim Williams, Charles L. Barmonde, Richard A. Boehne, Kelly P. Conlin, John W. Hayden, Anne M. La Dow, R. Michael Scagliotti and Adam P. Symson.

Proposal 2 - Executive Compensation - "Say-on-pay"

The holders of Common Voting Shares held an advisory (non-binding) vote on executive compensation of named executive officers:

In Favor	Against	Abstain

11,665,389	102,321	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Senior Vice President, Controller and Treasurer
(Principal Accounting Officer)
Dated: May 16, 2018

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